EXHIBIT 10.2
SECURITIES PURCHASE AGREEMENT
          THIS SECURITIES PURCHASE AGREEMENT is entered into as of September 4, 2009, by and between PMFG, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, with its principal offices at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254, and the purchasers whose names and addresses are set forth on the signature pages hereof (individually referred to as a “Purchaser” and, collectively, the “Purchasers”).
          WHEREAS, on June 16, 2009, the Company’s stockholders approved an amendment to the Company’s certificate of incorporation to authorize the issuance of 5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”);
          WHEREAS, the Company proposes to create a new series of Preferred Stock, designated as the Series A Convertible Preferred Stock, par value $0.01 per share (the “Convertible Preferred Stock”), by filing a Certificate of Designations in the form attached hereto as Exhibit A (the “Certificate of Designations”) with the office of the Secretary of State of the State of Delaware. The form of notice of conversion for the Convertible Preferred Stock is attached hereto as Exhibit B; and
          WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Company proposes to issue and sell to the Purchasers shares of Convertible Preferred Stock (the “Preferred Shares”) convertible into shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company and Warrants (the “Warrants”, and together with the Preferred Shares, the “Securities”) exercisable for shares of Common Stock, in substantially the form attached hereto as Exhibit C.
          NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company and the Purchasers agree as follows:
          SECTION 1. Authorization of Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company has authorized the sale of the Securities.
          SECTION 2. Agreement to Sell and Purchase the Securities. At the Closing (as defined in Section 3.1), the Company will sell to the Purchasers, and the Purchasers will buy from the Company, upon the terms and conditions hereinafter set forth, (i) the number of Preferred Shares (at the purchase price) set forth below such Purchaser’s name on the signature pages hereof and (ii) a Warrant to purchase the number of shares of Common Stock equal to 50% of the shares of Common Stock underlying the Preferred Shares referred to in clause (i) above. The purchase price for each Preferred Share shall be $1,000 (the “Purchase Price”). The purchase price for the Preferred Shares and the Warrant being purchased by each Purchaser at the Closing (as defined in Section 3.1) shall be equal to the aggregate Purchase Price of the Preferred Shares being so purchased by such Purchaser.

          SECTION 3. Closing and Delivery of the Securities.
          3.1 Closing. The purchase and sale of the Securities shall occur (the “Closing”) at 10:00 a.m., Dallas, Texas time, on the date hereof (the “Closing Date”). The Closing shall take place at the office of Jones Day located at 2727 North Harwood Street, Dallas, Texas 75201.
          3.2 Delivery of the Securities. At the Closing, the Company shall deliver to each Purchaser (or to its designated representative) one or more stock certificates representing the Preferred Shares and the Warrants registered in the name of each Purchaser, or in such nominee name(s) as designated in such Purchaser’s Stock Certificate Questionnaire, in the form set forth in Exhibit D attached hereto, representing the number of Securities set forth in Section 2 above and bearing the legend specified in Section 5.12 hereof referring to the fact that the Securities were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) thereof and Rule 506 thereunder.
          3.3 Conditions to Closing. (a) The Company’s obligation to complete the purchase and sale of the Securities and deliver the stock certificates representing the Preferred Shares and the Warrants to the Purchasers at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (i) receipt by the Company of same-day funds in the full amount of the purchase price for the Securities being purchased hereunder; (ii) the accuracy of the representations and warranties made by the Purchasers and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing; and (iii) receipt by the Company for each Purchaser of completed versions of Exhibit D, Exhibit E and Exhibit F-1 or F-2 (as applicable) attached hereto.
          (b) The Purchasers’ obligation to accept delivery of the stock certificates representing the Preferred Shares and the Warrants and to pay for the Securities evidenced thereby shall be subject to the following conditions: (i) the accuracy in all material respects of the representations and warranties made by the Company herein and the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing, (ii) receipt of an opinion of Jones Day, counsel to the Company, addressed to the Purchasers in form and substance reasonably satisfactory to Needham & Company, LLC (the “Placement Agent”) and the Purchasers’ counsel and rendering the opinions set forth in Exhibit G attached hereto, (iii) receipt of a lock-up agreement in the form set forth in Exhibit H attached hereto by each of the individuals set forth on Schedule 3.3 and (iv) receipt of (x) a certificate executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to the Purchasers, to the effect that the representations and warranties of the Company set forth in Section 4 of this Agreement are true and correct in all material respects as of the date hereof, and the Company has complied in all material respects with all the agreements and satisfied in all material respects all the conditions herein on its part to be performed or satisfied on or prior to the Closing Date and (y) a certificate signed by the Secretary of the Company to which is attached a true, complete and correct copy of each of the amended and restated certificate of incorporation of the Company, the amended and restated bylaws of the Company and certain resolutions of the Board of Directors of the Company, to the effect that (1) other than the Certificate of Designations, no document with respect to any amendment to the certificate of incorporation of the Company has been filed in the office of the Secretary of State of the State of Delaware since June 16, 2009, and no action has been taken or, to the best knowledge of the Secretary of the Company, is contemplated by the Board of Directors or the stockholders of the Company, for the purpose of effecting any such amendment or the dissolution, merger or consolidation of the Company, (2) no proposal for any amendment, repeal or other modification to the amended and restated bylaws of the Company has been taken since August 15, 2008 or is currently pending before the Board of Directors or stockholders of the Company and (3) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have not been altered, amended or superseded and remain in full force and effect as of the date hereof. Each Purchaser’s obligations hereunder are expressly conditioned on the purchase by all of the other Purchasers of the Securities that they have agreed to purchase from the Company.
          SECTION 4. Representations, Warranties and Covenants of the Company. Except as otherwise described in (i) the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and definitive proxy statements filed or furnished by the Company and Peerless Mfg. Co. (“Peerless”), the Company’s predecessor, with the Securities and Exchange Commission (the “SEC”) since June 30, 2008 (the “SEC Documents” and collectively, including the documents incorporated by reference therein, the “Company Information”), (ii) as set forth on the Disclosure Schedules (provided, that disclosure in any subparagraph of such Disclosure Schedules shall apply to any section or subparagraph hereof to the extent it is reasonably apparent on its face that such disclosure would apply to, and fulfill the disclosure requirement of, such section or subparagraph of this Agreement), or (iii) other disclosure materials previously delivered to the Purchasers (the “Disclosure Materials”), each which qualify the following representations and warranties in their entirety, the Company hereby represents and warrants to, and covenants with, the Purchasers, effective as of the Closing Date (unless otherwise stated), as follows:
          4.1 Organization and Qualification. The Company and each of the subsidiaries (each a “Subsidiary” and, collectively, the “Subsidiaries”) listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008 (the “2008 Form 10-K”) is a business entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, to the extent such concepts are applicable under the laws of such jurisdiction. The Company and each Subsidiary has all requisite power and authority to carry on its business as now conducted. The Company and each of its Subsidiaries is duly licensed or qualified as a foreign business entity (corporate or otherwise) to do business and is in good standing in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it requires such license or qualification, to the extent such concepts are applicable under the laws of each such jurisdiction, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to, individually or in the aggregate, (i) have a material adverse effect on the Company’s performance of its obligations under this Agreement or the Warrants or the consummation of any transaction contemplated hereby, or (ii) materially and adversely affect the Company and its Subsidiaries, taken as a whole, or their respective businesses, properties, business prospects, conditions (financial or other) or results of operations, taken as a whole (such effects described in clauses (i) and (ii) being referred to collectively herein as a “Material Adverse Effect”).

          4.2 Authorized Capital Stock. The Company has authorized, issued and outstanding capital stock as set forth on Schedule 4.2 as of the date set forth therein. All of the issued and outstanding shares of the Company’s Common Stock have been duly authorized, validly issued and are fully paid and nonassessable, were issued in compliance with all applicable federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. As of the date hereof, there are no shares of Preferred Stock issued and outstanding. The rights, preferences, privileges and restrictions of the Preferred Shares will be as set forth in the Certificate of Designations. The shares of Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”) and the exercise of the Warrants (the “Warrant Shares”) have been duly and validly reserved for issuance. Except as set forth on Schedule 4.2, the Company does not have outstanding any options to purchase, or any right of first refusal or preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into or exchangeable or exercisable for, or any contracts or commitments to issue or sell, shares of its capital stock, or any similar right to participate in the transactions contemplated by the Agreement and the Warrants. Except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Preferred Shares and Warrants or other securities pursuant to any provision of this Agreement will not give rise to any preemptive rights or rights of first refusal, co-sale rights or any other similar rights on behalf of any person or result in the triggering of any anti-dilution or other similar rights. Except as set forth on Schedule 4.2, with respect to each Subsidiary, (i) the Company owns all of the Subsidiary’s capital stock (except for directors’ qualifying shares), directly or indirectly through its other Subsidiaries, and free and clear of all liens, mortgages, pledges, charges and encumbrances (collectively, “Liens”) of any kind, (ii) all the issued and outstanding shares of the Subsidiary’s capital stock have been duly authorized, validly issued and are fully paid and nonassessable, were issued in compliance with applicable federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (iii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into or exchangeable or exercisable for, or any contracts or commitments to issue or sell, shares of the Subsidiary’s capital stock.
          4.3 Issuance, Sale and Delivery of Shares. When issued and delivered in accordance with the terms of this Agreement, the Warrants and the Certificate of Designations, as applicable, the Preferred Shares, Conversion Shares and Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable, and free and clear of all Liens imposed by the Company. Except for the Purchasers, no stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time) following notification of the Company’s intent to file the Registration Statement (as defined in Section 7.1(a)) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act, in the Registration Statement. Subject to the Nasdaq Issuance Limitation, the Maximum Share Limitation and the Stockholder Approval (each defined in Section 5.13 below), no further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein or for the issuance of the Conversion Shares as contemplated by the Preferred Shares or the Warrant Shares as contemplated by the Warrants.

          4.4 Due Execution, Delivery and Performance. The Company has full corporate power and authority to enter into the Agreement and the Warrants and perform the transactions contemplated hereby and thereby. The Agreement has been duly authorized, executed and delivered by the Company. Each of the Warrants has been duly authorized and, as of the Closing, will have been executed and delivered by the Company. The making and performance of the Agreement and the Warrants by the Company and the consummation of the transactions contemplated herein and therein will not result in the creation of any Liens upon any assets of the Company pursuant to the terms or provisions of, or result in a breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company or any Subsidiary is a party or by which the Company or its properties, or any Subsidiary or such Subsidiary’s properties, may be bound or affected and in each case which would have a Material Adverse Effect or, to the Company’s knowledge (which, as used herein, in each instance shall mean the actual knowledge of the Company’s Chief Executive Officer or Chief Financial Officer), any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any Subsidiary or any of their respective properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the Warrants or the consummation of the transactions contemplated by this Agreement, except for the filing of a Form D with the SEC, the filing of the Registration Statement (as defined in Section 7.1(a)) and compliance with the applicable federal and state securities laws with respect to post-Closing obligations. Upon their execution and delivery, and with respect to the Agreement, assuming the valid execution thereof by the respective Purchasers, the Agreement and the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and, with respect to the Agreement, except as the indemnification agreements of the Company in Section 7.3 hereof may be legally unenforceable.
          4.5 No Conflicts. The execution, delivery and performance of the Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or its Subsidiaries’ certificates of incorporation, bylaws or other organizational documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Liens upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.
          4.6 SEC Documents. Each of the Company and Peerless have timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC since June 30, 2008, pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. As of their respective filing dates, the SEC Documents, taken as a whole, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          4.7 Accountants. Grant Thornton LLP, whose report on the consolidated financial statements (which term as used in this Agreement includes the related notes thereto) of the Company was included in the 2008 Form 10-K, are independent accountants with respect to the Company as required by the Exchange Act and the rules and regulations promulgated thereunder.
          4.8 Contracts. All agreements that were required to be filed as exhibits to the SEC Documents under Item 601 of Regulation S-K (collectively, the “Material Agreements”) to which the Company or any Subsidiary is a party, or the property or assets of the Company or any Subsidiary are subject, have been filed as exhibits to one or more of the SEC Documents. All Material Agreements, other than those agreements that are substantially performed or expired by their terms, are valid and enforceable against the Company or one of its Subsidiaries, as the case may be, in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy underlying such laws. Neither the Company nor any of its Subsidiaries is in breach of or default under any of the Material Agreements, and to the Company’s knowledge, no other party to a Material Agreement is in breach of or default under such Material Agreement, except in each case, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received a notice of termination nor is the Company otherwise aware of any threats to terminate any of the Material Agreements.
          4.9 No Defaults. Except as to defaults, violations and breaches which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, the Company is not in violation or default of any provision of its certificate of incorporation, bylaws or other organizational documents, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which it is a party or by which it or any of its properties are bound; and no event has occurred that, with notice or lapse of time or both, would constitute an event of default on the part of the Company as defined in such documents, except such defaults which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.
          4.10 No Actions. There are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any Subsidiary is or may be a party to or of which property owned or leased by the Company or any Subsidiary is or may be the subject, or related to environmental or discrimination matters, or instituted by the SEC, The NASDAQ Stock Market, LLC, any state securities commission or other governmental or regulatory agency, which actions, suits or proceedings, individually or in the aggregate, might prevent or might reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the Company’s knowledge, any director or officer thereof, is or has been the subject of any actions, suits or proceedings pending or, to the Company’s knowledge, threatened involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. No labor disturbance by the employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is imminent which might reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is a party to or subject to the provisions of any material injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.
          4.11 Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.
          4.12 Properties. Each of the Company and its Subsidiaries has good and marketable title to all the properties and assets reflected as owned by it in the consolidated financial statements included in the 2008 Form 10-K, in each case free and clear of all Liens of any kind except (i) those, if any, reflected in such consolidated financial statements, or (ii) those which, individually or in the aggregate, would not have a Material Adverse Effect. The properties described in the 2008 Form 10-K as being leased by the Company or any Subsidiary, are held under valid and binding leases with such exceptions as do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary.
          4.13 No Material Change. Since June 30, 2008, except as disclosed in the SEC Documents or the Disclosure Materials, (i) neither the Company nor any Subsidiary has incurred any material liabilities or obligations, indirect, or contingent, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could reasonably be expected to result in a material reduction in the future earnings of the Company; (ii) neither the Company nor any Subsidiary has incurred any liabilities not (a) required to be reflected in the Company’s financial statements pursuant to accounting principles generally accepted in the United States of America or (b) required to be disclosed in filings made with the SEC; (iii) neither the Company nor any Subsidiary has altered its method of accounting; (iv) neither the Company nor any Subsidiary has sustained any material loss or interference with its respective businesses or properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (v) the Company has not paid or declared any dividends or other distributions with respect to its capital stock and neither the Company nor any Subsidiary is in default in the payment of principal or interest on any outstanding debt obligations; (vi) there has not been any change in the capital stock of the Company, other than the sale of the Securities hereunder and shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company’s Board of Directors, or indebtedness material to the Company (other than in the ordinary course of business); and (vii) there has not been any material adverse change in the condition (financial or otherwise), assets, properties, business, prospects or results of operations of the Company. The Company does not have pending before the SEC any request for confidential treatment of information.
          4.14 Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, patent rights, inventions, trademarks (both registered and unregistered), trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses, know-how and other similar intellectual property rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written notice or otherwise), and has no knowledge, that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any others. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement of any of the Intellectual Property Rights of others. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          4.15 Compliance. The Company has not been advised, and has no reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations; except where failure to be so in compliance would not have a Material Adverse Effect.
          4.16 Taxes. The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, to the extent such taxes have become due, except where the failure to so file would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of a tax deficiency which has been or might be asserted or threatened against it that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          4.17 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

          4.18 Disclosure Controls and Procedures. Except as disclosed in the SEC Documents, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
          4.19 Accounting Controls. Except as disclosed in the SEC Documents, the Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          4.20 Investment Company. The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.
          4.21 No General Solicitation; Offering Materials. Neither the Company, nor any of its affiliates (as such term is defined in the Exchange Act), nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities. The Company has not distributed any offering material in connection with the offering and sale of the Securities. The Company has not in the past nor will it hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Securities, as contemplated by this Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.
          4.22 Private Placement. No registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of The NASDAQ Stock Market LLC.

          4.23 Disclosure. As of the date of this Agreement, all disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement and the Disclosure Materials, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5 hereof. Notwithstanding the provisions of this Section 4.23, the Company and its Subsidiaries shall not provide the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information without their prior written consent other than as may be included in the Disclosure Schedules to this Agreement and the Disclosure Materials. The Company agrees that it will promptly disclose to the public any such material, nonpublic information by the earlier of (i) the date on which the Company files its Annual Report on Form 10-K for the fiscal year ended June 30, 2009 (the “2009 Form 10-K”) with the SEC, and (ii) the date on which the Company is required to file its 2009 Form 10-K with the SEC pursuant to the Exchange Act, including any extension permitted pursuant to Rule 12b-25 under the Exchange Act.
          4.24 Insurance. The Company and its Subsidiaries maintain insurance of the types and in the amounts as are prudent and customary for their respective businesses, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which is in full force and effect.
          4.25 Corrupt Practices. Neither the Company nor, to the knowledge of the Company, any agent or other person acting on behalf of the Company, has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, including (i) directly or indirectly, using any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) making any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, or (iii) failing to disclose fully any contribution made by the Company or made by any person acting on its behalf and of which the Company is aware in violation of law.
          4.26 Price of Common Stock. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Securities.

          4.27 Transactions with Affiliates. Except as disclosed in the SEC Documents, none of the officers or directors of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or, to the Company’s knowledge, any entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.
          4.28 Employee Relations. The Company is not involved in any union labor dispute nor, to the Company’s knowledge, is any such dispute threatened. The Company is not a party to a collective bargaining agreement, and the Company believes that its relations with its employees are good. No executive officer (as defined in Rule 501(f) of the Securities Act) of the Company has notified the Company that such officer intends to leave the employ of the Company or otherwise terminate such officer’s employment with the Company. To the Company’s knowledge, no executive officer of the Company, as a consequence of his or her employment by the Company is, or is now expected to be, in violation of any material term of any agreement, covenant or contract (including any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant with any previous employer), and the continued employment of each such executive officer by the Company will not subject the Company to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          4.29 Application of Takeover Protection. Assuming the accuracy of, and compliance with, the Purchaser’s representations, warranties and covenants herein, the execution and delivery of this Agreement and the Warrants and the consummation of the transactions contemplated hereby and thereby will not impose any restriction on any Purchaser, or create in any party (including any current stockholder of the Company) any rights, under any share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provisions under the Company’s certificate of incorporation, bylaws or other organizational documents or the laws of its state of incorporation.
          4.30 Public Announcements. Prior to Closing, no party shall make any public announcement regarding the existence or terms of the Agreement without the prior written consent of all of the parties, other than as required by law. No later than 9:00 A.M., Eastern Daylight Time, on the first trading day immediately following the date hereof, the Company shall issue a press release reasonably acceptable to the Purchasers’ counsel disclosing the material terms of the transactions contemplated by this Agreement.
          4.31 NASDAQ Compliance and Listing. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act and the Company’s outstanding shares of Common Stock are listed on the NASDAQ Global Market. The Company has filed an application with The NASDAQ Stock Market LLC to list the Conversion Shares and Warrant

Shares on the NASDAQ Global Market, and has received notification that the listing has been approved, subject to notice of issuance of such shares. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.
          4.32 No Integrated or Aggregated Offering. Neither the Company, nor any person acting on its behalf, has, directly or indirectly, made, or will make, any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of Securities contemplated by this Agreement to be (i) integrated with prior offerings by the Company for purposes of the Securities Act or (ii) aggregated with prior offerings by the Company for the purposes of the rules and regulations of the NASDAQ Global Market.
          4.33 Seniority. As of the Closing, no indebtedness or other equity of the Company is senior to the Convertible Preferred Stock in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than (a) indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby), (b) capital lease obligations (which is senior only as to the property covered thereby) and (c) the Company’s obligations under the Revolving Credit and Term Loan Agreement, dated as of April 30, 2008, among Peerless Mfg. Co., PMC Acquisition, Inc., the Company, Comerica Bank, as administrative agent for the lenders, and the other lenders party thereto, as such credit facility may be amended, restated, modified, renewed, replaced, supplemented or refinanced in whole or in part from time to time (including successive amendments, restatements, modifications, renewals, replacements, supplements or refinancings and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders) (the “Credit Facility”); provided, that any such amendment, restatement, modification, renewal, replacement, supplement or refinancing shall not increase by more than ten (10) percent the aggregate amount of the indebtedness and commitments covered thereby as of the date hereof, or impose materially more restrictive limitations on the payment of dividends on, or the redemption of, the Preferred Stock, than those set forth therein as of the date hereof; provided, further, that the modification of financial or other covenants (other than the covenant set forth in Section 8.5 of the Credit Facility on the date hereof with respect to dividends and redemptions) or defaults, which has the effect of making them more restrictive, shall be deemed (for purposes of this Section 4.33) not to be an additional restriction on the payment of dividends on, or the redemption of, the Preferred Stock.
          4.34 Registration. The Company satisfies the eligibility requirements for the use of a registration statement on Form S-3 to register the Conversion Shares and the Warrant Shares for resale by the Purchasers under the Securities Act.
          4.35 Shareholder Rights Plan. Assuming the accuracy of, and compliance with, the Purchaser’s representations, warranties and covenants herein, by reason of the Purchasers’ acquisition of Securities hereunder, no claim will be made or enforced by the Company or, to the knowledge of the Company, any other entity that any Purchaser is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Agreement or the Warrants or under any other agreement between the Company and the Purchasers.

          4.36 Acknowledgement Regarding Purchasers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 5.10 hereof), it is understood and agreed by the Company that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term. The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares and Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of the Agreement or the Warrants.
          4.37 Reimbursement. If any Purchaser becomes involved in any capacity in any action, suit or proceeding by or against any stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser’s acquisition of the Securities under this Agreement, the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such affiliate (each, a “Purchaser Party”), and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such affiliate. If any action shall be brought against any Purchaser Party in respect of which reimbursement may be sought pursuant to this Section 4.37, such Purchaser Party shall promptly notify the Company in writing, and all Purchaser Parties who are party to such action shall have the right to reimbursement for reasonable fees and expenses for one counsel selected by such Purchaser Parties, which counsel shall be reasonably satisfactory to the Company. Any Purchaser Party shall have the right to employ separate counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, or (ii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of such Purchaser Party and the position of the other Purchaser Parties who are party to such action. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed, or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or the Warrants or is a result of any violations by such Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance.

          4.38 Use of Proceeds. The Company will use the proceeds received from the issuance and sale of the Securities to repay debt obligations as required under the Credit Facility and the Senior Subordinated Loan Agreement, dated as of April 30, 2008, by and among the Company, Peerless, PMC Acquisition, Inc. and Prospect Capital Corporation, subject to any amendments or waivers the Company may receive prior to the Closing.
          4.39 Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Agreement or the Warrants unless the same consideration is also offered to all of the parties to the Agreement and the Warrants. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.
          4.40 Preemptive Rights.
          (a) Subject to Section 4.40(g) below, from and after the Closing, each Purchaser shall have the right to exercise the preemptive rights set forth in this Section 4.40 (such Purchaser who exercises such right, an “Exercising Party”). If the Company, at any time following the Closing, intends to offer any of its equity securities, including any security convertible into, or exercisable or exchangeable for, any equity security of the Company (any such security, a “New Security”) (other than (i) a registered offering of Common Stock, (ii) pursuant to the granting or exercise of compensatory stock options or other equity-based awards pursuant to the Company’s stock incentive plans in the ordinary course of equity compensation awards and any other compensatory stock options or equity-based awards that may be considered an “inducement grant” pursuant to NASDAQ Marketplace Rule 5635(c)(4), (iii) issuances of securities to holders of securities of acquired entities in connection with acquisition transactions, (iv) issuances of securities to holders of assets in connection with acquisition transactions, (v) issuances of shares of Common Stock issued upon conversion of, or as a dividend on, any convertible or exchangeable securities of the Company issued pursuant to the transactions contemplated hereby and (vi) distributions or issuances pursuant to the Company’s rights plan), the Exercising Party shall be afforded the opportunity to acquire from the Company a portion of such New Securities (the “Purchaser New Securities”) for the same price (net of any underwriting discounts or sales commissions) and on the same terms as such New Securities are sold to others, up to the amount specified in the following sentence. The amount of Purchaser New Securities that the Exercising Party shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number of such offered shares of New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by such Purchaser on a fully-diluted basis (assuming conversion, exercise or exchange of all “in-the-money” securities or other “in-the-money” interests convertible into, exercisable for or exchangeable for shares of Common Stock) from either Conversion Shares or Warrant Shares, as of such date, and the denominator of which is the number of shares of Common Stock then outstanding on a fully-diluted basis (assuming conversion, exercise or exchange of all “in-the-money” securities or other “in-the-money” interests convertible into, exercisable for or exchangeable for shares of Common Stock), as of such date (such fraction, a “Preemptive Rights Fraction”).

          (b) In the event the Company proposes to offer New Securities, it shall deliver written notice thereof to each Purchaser (the “Offer Notice”), which Offer Notice shall also describe the price, anticipated amount of New Securities to be sold, the anticipated timing of such sale and the other material terms upon which the Company proposes to offer same (including, in the case of a registered public offering, to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering, and, in the case of a private offering, any term sheet and other offering materials used or prepared to be used by the Company in connection with such offering) no later than five (5) business days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company determines to pursue any other offering. The Exercising Party shall have ten (10) business days from the date of receipt of such notice to notify the Company in writing that it intends to exercise such preemptive rights and as to the amount of New Securities the Exercising Party desires to purchase, up to the maximum amount of Purchaser New Securities calculated pursuant to Section 4.40(a) above (such notice, the “Exercise Notice”). The failure of the Exercising Party to respond within such ten (10) business day period shall be deemed a waiver of the Exercising Party’s rights under this Section 4.40 only with respect to the offering described in the applicable Offer Notice.
          (c) If the Exercising Party exercises its preemptive rights provided in this Section 4.40, the closing of the purchase of the Purchaser New Securities with respect to which such right has been exercised shall take place simultaneously with the closing of the sale of the New Securities to the other purchasers thereof (or, if such purchasers close on different dates, simultaneously with the earliest of such closing date); provided, that the closing may be extended for a maximum of ninety (90) days in order to comply with applicable laws, rules and regulations (including receipt of any applicable regulatory or stockholder approvals). Each of the Company and the Exercising Party agrees to use its commercially reasonable efforts to secure any regulatory or stockholder approvals or other consents applicable to it, and to comply with any laws, rules and regulations as necessary in connection with the offer, sale and purchase of such Purchaser New Securities.
          (d) In the event the Exercising Party fails to exercise its preemptive rights as provided in this Section 4.40 within ten (10) business days or, if so exercised, the Exercising Party is unable to consummate such purchase within the time period specified in Section 4.40(c) above because of the failure to obtain any required regulatory or stockholder consent or approval, the Company shall thereafter be entitled, during the period of ninety (90) days following the conclusion of the applicable period, to enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within sixty (60) days from the date of such agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.40 or which the Exercising Party is unable to purchase because of such failure to obtain any such consent or approval (such New Securities, “Remaining New Securities”), at a price and upon terms no more favorable to the purchasers of such Remaining New Securities than were specified in the Company’s original Offer Notice therefor. In the event the Company has not sold the Remaining New Securities or entered into an agreement to sell the Remaining New Securities within the ninety (90)-day period (or sold and issued Remaining New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement), the Company shall not thereafter offer, issue or sell such Remaining New Securities without first offering such securities once again in the manner provided in Section 4.40(a) and (b) above.

          (e) The Company and each applicable Purchaser shall cooperate in good faith to facilitate the exercise of the applicable Exercising Party’s preemptive rights hereunder, including securing any required approvals or consents.
          (f) To the extent the procedure described in Section 4.40(a) through (e) does not result in the purchase of all Remaining New Securities, if any, such procedure shall be repeated for the benefit of any Exercising Party who has successfully consummated the purchase of its Purchaser New Securities as offered under the original Offer Notice until there are no Remaining New Securities.
          (g) To the extent that the terms of any offering of New Securities are revised, the Company shall again comply with the procedures of this Section 4.40, including delivery of a New Offering Notice; provided, however, the Exercising Party shall only have three (3) business days from the date of receipt of such notice to notify the Company pursuant to Section 4.40(b) if such revisions are not material.
          (h) The preemptive rights under this Section 4.40 shall be terminated and not exercisable if the liquidation preference of the Preferred Shares outstanding is less than $5,000,000.
          4.41 Furnishing of Information. As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.
          4.42 Stockholders Meeting. The Company shall, in accordance with the laws of the State of Delaware and the Company’s certificate of incorporation and bylaws, take all action necessary to duly call, give notice of, convene and hold a meeting of stockholders for the purpose of obtaining the Stockholder Approval (as defined in Section 5.13) as promptly as reasonably practicable, and in no event later than December 31, 2009, including filing a proxy statement no later than November 15, 2009, which includes the unanimous recommendation of the Company’s Board of Directors for the Company’s stockholders to vote for the Stockholder Approval, subject to the fiduciary obligations under applicable law of the Company’s Board of Directors (as determined in good faith by the Company’s Board of Directors after consultation with the Company’s outside counsel).
          4.43 Restrictions on Dividends. During the period for which any of the Preferred Shares are outstanding, the Company shall not enter into any agreement, other than the Credit Facility, restricting its ability to perform its obligations under this Agreement, the Certificate of Designations and the Warrants, including, without limitation, the payment of dividends on, the making of other distributions with respect to, and the redemption of, the Preferred Shares.

          SECTION 5. Representations, Warranties and Covenants of the Purchaser. Each Purchaser hereby, for itself and no other Purchaser, represents and warrants to, and covenants with, the Company, effective as of the Closing Date, as follows:
          5.1 Investment Representations and Covenants. Such Purchaser represents and warrants to, and covenants with, the Company that: (i) such Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the securities, including investments in securities issued by the Company and has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Securities; (ii) such Purchaser is acquiring the number of Securities set forth in Section 2 above in the ordinary course of its business and for its own account for investment (as defined for purposes of the Hart-Scott-Rodino Antitrust Improvement Act of 1976 and the regulations thereunder) only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities within the meaning of Section 2(11) of the Securities Act; (iii) such Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act and the rules and regulations promulgated thereunder; (iv) such Purchaser has completed or caused to be completed the Stock Certificate Questionnaire attached hereto as Exhibit D and the Registration Statement Questionnaire attached hereto as Exhibit E, for use in preparation of the Registration Statement and the Certificate attached hereto as Exhibit F-1 or F-2, as applicable, and the answers thereto are true and correct as of the date hereof and will be true and correct as of the effective date of the Registration Statement; (v) the Purchaser will notify the Company immediately of any change in any of such information until such time as the Purchaser has sold all of its Conversion Shares and Warrant Shares or until the Company is no longer required to keep the Registration Statement effective; (vi) the Purchaser has, in connection with its decision to purchase the number of Securities set forth in Section 2 above, relied solely upon the SEC Documents, Disclosure Schedules, Disclosure Materials and the representations and warranties of the Company contained herein; (vii) such Purchaser understands that except as set forth in Section 7, neither the Company nor any other person is under any obligation to register the resale of the Securities, Conversion Shares or Warrant Shares under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder and that the Registration Statement contemplated by Section 7 will only register for resale the Conversion Shares and the Warrant Shares and not the Preferred Shares and Warrants themselves; and (viii) such Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.
          5.2 No General Solicitation. Such Purchaser is not purchasing the Securities as a result of any “general solicitation” or “general advertising,” as such terms are used in Regulation D under the Securities Act, including any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement. Prior to the time that such Purchaser was first contacted with respect to the offer of Securities contemplated herein by the Company or the Placement Agent, such Purchaser had a pre-existing and substantial relationship with the Company or the Placement Agent.
          5.3 Compliance with Resale Requirements. Such Purchaser agrees that if it decides to offer, sell or otherwise transfer any of the Securities, such Securities may be offered, sold or otherwise transferred only pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from the registration requirements under the Securities Act. In connection with any sale pursuant to an effective registration statement, the Purchaser hereby covenants with the Company not to make any sale of the Conversion Shares and Warrant Shares without satisfying the prospectus delivery requirement under the Securities Act, if any, and such Purchaser acknowledges and agrees that such Conversion Shares or Warrant Shares are not transferable by such Purchaser on the books of the Company unless the certificate submitted to the transfer agent evidencing the Conversion Shares or Warrant Shares is accompanied by a separate officer’s certificate: (i) in the form of Exhibit I hereto, (ii) executed by an officer of, or other authorized person designated by, such Purchaser, and (iii) to the effect that (A) the Conversion Shares or Warrant Shares, as the case may be, have been sold in accordance with the Registration Statement, the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities or blue sky laws and (B) the requirement of delivering a current prospectus has been satisfied. Without prejudice to the Company’s obligations under Section 7.7, such Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment or supplement to the Registration Statement or such prospectus has been filed by the Company and declared effective by the SEC, or until such time as the Company has filed an appropriate report with the SEC pursuant to the Exchange Act. Such Purchaser hereby covenants that it will not sell any Conversion Shares or Warrant Shares pursuant to the prospectus forming a part of the Registration Statement during the period commencing at the time at which the Company gives such Purchaser written notice of the suspension of the use of said prospectus and ending at the time the Company gives such Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said prospectus. Such Purchaser further covenants to notify the Company promptly of the sale of all of its Conversion Shares and Warrant Shares, if any.
          5.4 Filings. If required by applicable securities legislation, regulatory policy or order, or if required or requested by any securities commission, stock exchange or other regulatory authority, at the request of and at the sole expense of the Company, such Purchaser will use commercially reasonable efforts to execute, deliver and file and otherwise assist the Company in filing reports, questionnaires, undertakings and other documents with respect to the issue of the Securities.
          5.5 Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, to the extent such concepts are applicable under the laws of such jurisdiction, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder.

          5.6 Authorization; Validity of Agreement. Such Purchaser further represents and warrants to, and covenants with, the Company that (i) such Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of such Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          5.7 No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.
          5.8 Requirements of Foreign Jurisdictions. Such Purchaser acknowledges and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Securities, or possession or distribution of offering materials in connection with the issue of the Securities, in any jurisdiction outside the United States where action for that purpose is required. Each Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense. The Placement Agent is not authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Securities.
          5.9 No Legal, Tax or Investment Advice. Such Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.
          5.10 Trading Restrictions and Confidentiality.
          (a) Other than the transaction contemplated hereunder, such Purchaser has not directly or indirectly, nor has anyone acting on behalf of or pursuant to any understanding with such Purchaser, executed any disposition, including short sales as defined in Rule 200 of Regulation SHO under the Exchange Act (“Short Sales”) (but not including the location and/or reservation of borrowable shares of Common Stock), in the securities of the Company during the period commencing from the time that such Purchaser first received a term sheet from the Company or any other entity setting forth the material terms of the transactions contemplated hereunder until the date hereof. Such Purchaser covenants that neither it nor any person acting on its behalf or pursuant to any understanding with such Purchaser will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the Company is required to file the 2009 Form 10-K, including any extension permitted by Rule 12b-25 of the Exchange Act. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation and covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.
          (b) Beginning on the 120th day prior to the fifth anniversary of the date hereof, such Purchaser will not, directly or indirectly, nor will anyone acting on behalf of or pursuant to any understanding with such Purchaser, engage in any Short Sales in the securities of the Company with the intent of depressing the price of the Common Stock. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation and covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.
          (c) Notwithstanding the provisions of this Section 5.10, no Purchaser who shares dispositive power with respect to shares of Common Stock prior to the date hereof with BAHI (defined below) shall be deemed to have engaged in any transaction in the securities of the Company (including Short Sales) in the event another person that is not a Purchaser and shares dispositive power over shares of Common Stock with BAHI engages in any transaction in the securities of the Company (including Short Sales); provided, that neither BAHI nor any other Purchaser shall have informed such person, directly or indirectly, of any Purchaser’s or BAHI’s investment decision with respect to the Securities or the information included in the Disclosure Materials.
          5.11 Beneficial Ownership; Group Status.
          (a) By reason of the acquisition of the Securities hereunder (assuming the acquisition of the Warrant Shares on the date hereof), such Purchaser would not be required to make any filing in accordance with Section 13(d) of the Exchange Act as a group with any other Purchaser or other beneficial owner of Common Stock resulting in any such group having beneficial ownership of more than 9.9% of the Common Stock, other than any group including Brown Advisory Holdings Incorporated or its affiliates (“BAHI”) with beneficial ownership equal to or less than 49.9% of the Common Stock.

          (b) Such Purchaser will not share voting power or dispositive power with respect to the Securities, Conversion Shares or Warrant Shares with any person if such shared voting or dispositive power would result in any such person beneficially owning more than 9.9% of the Common Stock; provided, however, such Purchaser may share dispositive power with respect to the Securities, Conversion Shares or Warrant Shares with BAHI.
          5.12 Restrictive Legend. The Purchaser understands that, until such time as the Registration Statement has been declared effective (with respect to the Conversion Shares and Warrant Shares) or the Securities, Conversion Shares or Warrant Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the certificates or other instruments representing the Securities, Conversion Shares and Warrant Shares, and all certificates or other instruments issued in exchange therefore or in substitution thereof, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for the Conversion Shares and Warrant Shares):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”
          5.13 Acknowledgment of Issuance Limitations. Such Purchaser acknowledges:
          (a) no holder of Preferred Shares will be entitled to receive Conversion Shares or other shares of Common Stock issuable upon redemption, dividend payments, or as otherwise provided in the Certificate of Designations, to the extent (but only to the extent) that such receipt would cause the aggregate number of Conversion Shares and other shares of Common Stock issued upon redemption, dividend payments, or as otherwise provided in the Certificate of Designations, to all Purchasers, to represent more than 19.99% of the number of shares of Common Stock outstanding on the Closing Date (the “Nasdaq Issuance Limitation”), unless the Company obtains the requisite stockholder approval under NASDAQ Marketplace Rule 5635(d) (the “Nasdaq Stockholder Approval”), in which case, the Nasdaq Issuance Limitation would no longer apply to the Purchasers;
          (b) no holder of Preferred Shares will be entitled to receive shares of Common Stock issuable upon redemption, dividend payments, or otherwise, pursuant to the Certificate of Designations to the extent (but only to the extent) that such receipt would cause such holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.9% of the shares of Common Stock outstanding at such time, other than any group including BAHI; and

          (c) no holder of Securities will be entitled to receive Conversion Shares or other shares of Common Stock issuable upon redemption of or dividend payments on the Preferred Stock, to the extent (but only to the extent) that such receipt would cause the aggregate number of shares of Common Stock so issued to all Purchasers, to represent more than 8,879,374 shares of Common Stock, (the “Maximum Share Limitation”) unless the Company obtains stockholder approval of an amendment to the Company’s certificate of incorporation increasing the number of authorized shares thereunder by 25,000,000 shares (the “Amendment Stockholder Approval”, and together with the Nasdaq Stockholder Approval, the “Stockholder Approval”).
          SECTION 6. Termination of Representations, Warranties and Agreements. All covenants, agreements, representations and warranties made by the Company and the Purchasers herein shall survive the Closing and the delivery, exercise and conversion of the Securities, as applicable, in accordance with their terms and for the applicable statute of limitations.
          SECTION 7. Registration of Shares; Compliance with the Securities Act.
          7.1 Registration Procedures and Expenses. The Company shall:
          (a) as soon as reasonably practicable following the Closing Date, but in no event by the later of thirty (30) days following the Closing Date and ten (10) calendar days after the Company files the 2009 Form 10-K with the SEC (the “Filing Date”), prepare and file with the SEC a Registration Statement on Form S-3 (or any successor form to Form S-3) (the “S-3 Registration Statement”) relating to the resale of all of the Conversion Shares and Warrant Shares by the Purchasers, together with any shares of capital stock issued or issuable, from time to time, upon any reclassification, share combination, share subdivision, stock split, share dividend or similar transaction or event or otherwise as a distribution on, in exchange for or with respect to any of the foregoing, in each case held at the relevant time by a Purchaser (the “Registrable Securities”); provided, however, that in the event that the SEC specifically prohibits the S-3 Registration Statement from including all Registrable Securities of each Purchaser (“Commission Guidance”) (provided, that the Company shall advocate with the SEC for the registration of all or the maximum number of the Registrable Securities permitted by Commission Guidance), then the Company will file such additional Registration Statements (the “Subsequent Registration Statements,” together with the Initial Registration Statement, the “Registration Statements”) at the earliest practicable date on which the Company is permitted by Commission Guidance to file such additional Registration Statements related to the Registrable Securities. If any Commission Guidance specifically limits the number of Registrable Securities to be registered on a particular Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will first be reduced by the Registrable Securities represented by Warrant Shares on a pro rata basis based on the total number of unregistered Warrant Shares held by such Purchasers on a fully diluted basis, and second by the Registrable Securities represented by Conversion Shares on a pro rata basis based on the total number of unregistered Preferred Shares held by such Purchasers. If the context so requires, Conversion Shares and Warrant Shares of any Purchaser will not be considered Registrable Securities for the purposes of a certain determination of Registrable Securities hereunder if, at that time of such determination, they can be sold pursuant to Rule 144 without volume or manner of sales limitations or have been sold under an effective Registration Statement. In the event that Form S-3 (or any successor form to Form S-3) becomes unavailable to maintain registration of the resale of the Conversion Shares and Warrant Shares at any time prior to the expiration of the Effectiveness Period pursuant to Section 7.1(c), the Company shall prepare and file with the SEC, as soon as reasonably practicable following the Closing but in no event by the Filing Date, a registration statement on Form S-1 (or any successor to Form S 1), covering the resale of the Conversion Shares and Warrant Shares (the “S-1 Registration Statement” and collectively with the S-3 Registration Statement, the “Registration Statement”);
          (b) use its reasonable best efforts, subject to receipt of necessary information from the Purchasers, to cause the SEC to declare the Registration Statement effective within ninety (90) calendar days of the Closing Date (the “Required Effective Date”); provided, however, that if the Registration Statement receives SEC review, then the Required Effective Date will be the 120th calendar day after the Closing Date. If the Company receives notification from the SEC that the Registration Statement will receive no action or review from the SEC, then the Company will use its reasonable best efforts to cause the Registration Statement to become effective within five (5) business days after such notification;
          (c) prepare and file with the SEC (and promptly notify the Purchasers of such filing) such amendments, including post-effective amendments, and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective until the earlier of (i) the first anniversary of the date hereof, (ii) the date on which all Registrable Securities have been resold under the Registration Statement or (iii) the date on which the Registrable Securities may be resold by the Purchasers without registration by reason of Rule 144 under the Securities Act or any other rule of similar effect without volume or manner of sale limitations (the period ending on the earliest such date, the “Effectiveness Period”);
          (d) furnish to the Purchasers with respect to the Conversion Shares and Warrant Shares registered under the Registration Statement (and to each underwriter, if any, of such Conversion Shares and Warrant Shares) such reasonable number of copies of prospectuses and such other documents as the Purchasers may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Conversion Shares and Warrant Shares by the Purchaser;
          (e) comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus (as defined in Section 7.3), including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform each Purchaser in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Purchasers are required to deliver a Prospectus in connection with any disposition of the Conversion Shares or Warrant Shares and take such other actions as may be reasonably necessary to facilitate the registration of the Conversion Shares and Warrant Shares hereunder;

          (f) advise each Purchaser promptly:
(i) of any request by the SEC for amendments to the Registration Statement or amendments to the prospectus or for additional information relating thereto;
(ii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Conversion Shares or Warrant Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any preceding of the purposes; and
(iii) of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the prospectus and amendment or supplement thereto, or any document incorporated by reference therein, untrue, or that requires the making of any additions to or changes in the Registration Statement or the prospectus in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and
          (g) bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.1 and the registration of the Conversion Shares and Warrant Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchasers or underwriting discounts, brokerage fees and commissions incurred by the Purchasers, if any.
          (h) use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, at the earliest practicable moment.
          (i) if FINRA Rule 5190 requires any broker-dealer to make a filing prior to executing a sale by a Purchaser, the Company shall (i) make such filing with the Financial Industry Regulatory Authority, Inc. Market Regulation Department pursuant to FINRA Rule 5190(c), (ii) respond within five Trading Days to any comments received from FINRA in connection therewith, and (iii) pay the filing fee required in connection therewith.
          (j) prior to any resale of Registrable Securities by a Purchaser, use its commercially reasonable efforts to register or qualify or cooperate with such Purchaser in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by such Purchaser under the securities or blue sky laws of such jurisdictions within the United States as any Purchaser reasonably requests in writing, to keep each registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by each Registration Statement; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

          7.2 Transfer of Conversion Shares and Warrant Shares After Registration. The Purchasers agree not to effect any disposition of the Conversion Shares or Warrant Shares or the right to purchase the Conversion Shares or Warrant Shares that would constitute a sale within the meaning of the Securities Act, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by the Securities Act or applicable law, and that the Purchasers will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding such Purchaser or its plan of distribution, as described on the Registration Statement Questionnaire attached hereto as Exhibit E.
          7.3 Indemnification. For the purpose of this Section 7.3:
(i) the term “Purchaser” shall include the Purchaser and any affiliate of such Purchaser; and
(ii) the term “Registration Statement” shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 7.1.
          (a) The Company agrees to indemnify and hold harmless each of the Purchasers and each person, if any, who controls any Purchaser within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchasers or such controlling persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of Rule 430A, Rule 434 or other rules and regulations promulgated under the Securities Act, or the prospectus, in the form first filed with the SEC pursuant to Rule 424(b) under the Securities Act, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the “Prospectus”), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in the light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and will reimburse each of the Purchasers and each such Purchaser’s controlling persons for any legal and other expenses as such expenses are reasonably incurred by such Purchasers or such controlling persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to a Purchaser or such Purchaser’s controlling persons to the extent that any such loss, claim, damage, liability or expense arises solely out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5.3 or 7.2 hereof respecting sale of the Conversion Shares and Warrant Shares (unless such failure shall be a result of the Company breaching any of its obligations to such Purchaser hereunder), (iii) the inaccuracy of any representations made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to such Purchaser prior to the pertinent sale or sales by such Purchaser.
          (b) Each Purchaser will severally, and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure to comply with the covenants and agreements contained in Sections 5.3 or 7.2 hereof respecting the sale of the Conversion Shares and Warrant Shares (unless such failure shall be a result of the Company breaching any of its obligations to such Purchaser hereunder), (ii) the inaccuracy of any representation made by such Purchaser herein or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that no Purchaser shall be liable for any amount in excess of the net proceeds (the “Net Proceeds”) received by such Purchaser with respect to such Purchaser’s sale of the Conversion Shares and Warrant Shares.
          (c) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3 promptly notify the indemnifying party in writing thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7.3 or to the extent it is not materially prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus one local counsel in each applicable jurisdiction), approved by such indemnifying party in the case of paragraph (a), representing the indemnified parties who are parties to such action) or (ii) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.
          (d) If the indemnification provided for in this Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein (i) in such proportion as is appropriate to reflect the relative fault of the Company and any such Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and each Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by each such Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the Net Proceeds exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of all such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers’ obligations to contribute pursuant to this Section 7.3 are several and not joint.
          7.4 Termination of Conditions and Obligations. The restrictions imposed by Section 5 or this Section 7 upon the transferability of the Conversion Shares and Warrant Shares shall cease and terminate as to any particular number of the Conversion Shares and Warrant Shares upon the expiration of the Effectiveness Period or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.
          7.5 Information Available. So long as the Registration Statement is effective covering the resale of Conversion Shares and Warrant Shares owned by the Purchasers, the Company will furnish (or, in the case of the documents listed in clause (a)(ii), (iii) and (iv), make available via the SEC’s EDGAR website) to the Purchasers:
          (a) as soon as practicable after available (but in the case of the Company’s Annual Report to Stockholders, within 120 days after the end of each fiscal year of the Company), one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K, (iii) its quarterly reports on Form 10-Q, and (iv) a full copy of the particular Registration Statement covering the Conversion Shares and Warrant Shares (the foregoing, in each case, excluding exhibits);
          (b) upon the reasonable request of a Purchaser, a reasonable number of copies of the prospectuses to supply to any other party requiring such prospectuses;
and the Company, upon the reasonable request of a Purchaser, will meet with such Purchaser or a representative thereof at the Company’s headquarters to discuss information relevant for disclosure in the Registration Statement covering the Conversion Shares and Warrant Shares subject to appropriate confidentiality limitations.
          7.6 Allowed Delays in Effectiveness. For not more than twenty (20) consecutive days or for a total of not more than forty (40) days in any twelve (12) month period, the Company may delay the disclosure of material non-public information concerning the Company, by suspending the use of any Prospectus included in the Registration Statement, the disclosure of which at the time of such suspension is not, in the good faith opinion of the

Company, in the best interests of the Company (an “Allowed Delay”); provided, however, if Form S-3 (or any successor form to Form S-3) becomes unavailable to maintain the registration of the resale of the Conversion Shares and Warrant Shares at any time prior to the expiration of the Effectiveness Period and the Company is required to file a registration statement on Form S-1 (or any successor to Form S-1) pursuant to Section 7.1, then such Allowed Delay shall be increased to not more than sixty (60) consecutive days or for a total of not more than sixty (60) days in any twelve (12) month period. Upon the occurrence of an Allowed Delay, the Company shall promptly (a) notify each Purchaser in writing of the existence of an Allowed Delay (but in no event, without the prior written consent of a Purchaser, shall the Company disclose to such Purchaser any of the facts or circumstances regarding material non-public information giving rise to an Allowed Delay), (b) advise each Purchaser in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (c) use reasonable best efforts to terminate an Allowed Delay as promptly as practicable. In connection with any such notice, the Company shall not provide any material nonpublic information to the Purchasers unless subsequently requested by such Purchasers.
          7.7 Damages. Should an Event (as defined below) occur, then upon the occurrence of such Event, each Purchaser shall be entitled to damages from the Company equal to one percent (1.0%) per month of the aggregate Purchase Price paid by such Purchaser to the Company with respect to the Preferred Shares then held by such Purchaser. Any such damages payable pursuant to the terms hereof (i) shall be payable within five (5) days after each monthly anniversary of such Event until the applicable Event is cured and (ii) apply on a pro rated basis for any portion of a month prior to the cure of an Event. All pro rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro rated month.
     For purposes of this Section 7.7, each of the following shall constitute an “Event”: (i) the Registration Statement is not filed by the Company with the SEC on or prior to the Filing Date, or is not declared effective by the SEC by the Required Effective Date and (ii) if the Registration Statement is filed and declared effective but, during the Effectiveness Period, the Registration Statement shall thereafter cease to be effective or fails to be usable for its intended purpose, other than as a result of an Allowed Delay. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay such damages to more than one Purchaser in respect of the same Securities for the same period of time. Such payments shall be made to the Purchasers in cash.
          SECTION 8. Broker’s Fee. The Purchasers acknowledge that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Securities to the Purchasers. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Securities to the Purchasers.
          SECTION 9. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, facsimile (with receipt confirmed by telephone) or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a)	if to the Company, to:

PMFG, Inc. 14651 North Dallas Parkway Suite 500 Dallas, Texas 75254 Attention: Melissa G. Beare Facsimile: (214) 351-4172

with a copy to:

Jones Day 2727 North Harwood Street Dallas, Texas 75201 Attention: James E. O’Bannon Facsimile: (214) 969-5100

or to such other person at such other place as the Company shall designate to the Purchasers in writing; and
          (b) if to the Purchasers, at the addresses as set forth on the signature pages of this Agreement, or at such other addresses as may have been furnished to the Company in writing.
          SECTION 10. Changes. With the exception of Section 7 hereof, this Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and Purchasers holding a majority of the liquidation preference of the Preferred Shares; provided, that any such modification or amendment to this Section 10 may not affect the following sentence governing amendments and waivers to Section 7 hereof. With respect to Section 7 hereof, with the written consent of the Company and holders of a majority of the Securities then outstanding, the terms of the Agreement may be waived or amended and any such waiver or amendment shall be binding upon the Company and all holders of Securities.
          SECTION 11. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
          SECTION 12. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
          SECTION 13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser, except in connection with a consolidation, reorganization, merger, sale of substantially all of the Company’s assets or otherwise pursuant to assignments by operation of law. Any Purchaser may assign any or all of its rights under this Agreement to any entity to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”.
          SECTION 14. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby (including without limitation any dispute under or with respect to the Agreement and the Warrants), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding involving any Purchaser or permitted assignee of such Purchaser, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.
          SECTION 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.
          SECTION 16. Independent Nature of Purchasers’ Obligations and Rights. No Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Agreement. Nothing contained herein and no action taken by any Purchaser pursuant to the Agreement shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates (as such term is defined under the Exchange Act) with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of the Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.
          SECTION 17. Fees and Expenses. The Company shall (i) at the Closing, pay the fees and expenses of its advisers (other than the Placement Agent), counsel, accountants and other experts, if any, the reasonable legal fees and expenses incurred by the Purchasers, and all other expenses incurred by the Company, in each case incident to the negotiation, preparation, execution, delivery and performance of this Agreement, (ii) pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of their applicable Securities and (iii) reimburse the Purchasers for reasonable legal fees and expenses incurred by the Purchasers with respect to the review of the Registration Statement and Subsequent Registration Statements.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

PMFG, INC.
By	/s/ Peter J. Burlage
Peter J. Burlage
President and Chief Executive Officer

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SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[SIGNATURE PAGES INTENTIONALLY OMITTED. PLEASE SEE ATTACHED
SCHEDULE FOR NAMES OF PURCHASERS AND NUMBER OF SHARES OF
PREFERRED STOCK PURCHASED]

SCHEDULE OF PURCHASERS AND SHARES PURCHASED

Purchaser	Number of Shares Purchased
1. AARD Defined Pension Plan	75

2. Frederick Battenfeld	100

3. Suzanne Battenfeld	250

4. Suzanne Battenfeld	250

5. Richard A. Bayles Revocable Trust	1,000

6. Peter E. Bennett	500

7. Frank A. Bonsal Irrevocable Trust	150

8. Edward L. Cahill	200

9. David J. Callard Living Trust	500

10. Martin A. Desmery (IRA)	200

11. Drake, Loeb, Heller, Kennedy, Gogerty, Gaba & Rodd 401K, Profit Sharing Plan & Trust	200

12. Richard J. and Margaret D. Drake Joint	100

13. EFCO Products Pension Plan	200

14. EFCO Products PSP Plan	100

15. Ganfer and Shore LLP Pension Plan	50

16. Ganfer and Shore LLP PSP	100

17. Richard A. Gerentine and Domenica L. Gerentine	125

18. Lynn E. Gorguze Separate Property Trust	2,500

19. Vincent and Gloria Gorguze Trust	2,500

20. Paul J. Huston and Linda A. Huston	100

21. Jacques Kohn	250

22. Margot W. Kohn	250

Purchaser	Number of Shares Purchased
23. Estate of Barbara Krieger	250

24. John Monfort (IRA)	2,000

25. Christine Murphy	75

26. Edmund H. Nicklin Jr.	500

27. Franklin C. Nicklin Test Trust	100

28. Freda W. Nicklin	250

29. John William Nicklin	250

30. Jonathan Case Nicklin	250

31. V. Adah Nicklin	250

32. William F. Nicklin	2,000

33. John O’Shea (IRA)	250

34. Anthony M. Pascale (IRA)	250

35. Pohogonot Ventures II, LLC	200

36. Russell T. Ray	500

37. George Rich	100

38. George Rich	150

39. George S. Rich Family Foundation	500

40. RichFam LLLP	250

41. Carl Ring	100

42. Tarshis, Catania, Liberth, Mahon & Milligram, PLLC	150

43. Barrie Holt Thrasher and J. Tammenoms Bakker	200

44. Utility Service Holding Co. Inc.	2,865